Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below revokes all prior Powers of Attorney relating to Section 13 of the Securities Exchange Act of 1934, as amended, and appoints each of Scott Hodgdon, Allen Seto, Joshua C. LaGrange and Leif B. King as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all filings required by the Securities Exchange Act of 1934, as amended, including Sections 13 and 16 of such act, and the rules and regulations thereunder, and requisite documents in connection with such filings, respecting securities of AES Corporation, a Delaware corporation, including but not limited to Forms 3, 4 and 5 and Schedules 13D and 13G under such act and any amendments thereto with the Securities and Exchange Commission thereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

This
power of attorney shall be valid from the date hereof until revoked by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 1st day of November, 2004.



Signed:  /s/
Roger W. Sant
	  Roger W. Sant